                                                                   EXHIBIT 10.10


                     DATA PROCESSING RESOURCES CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                        Page
Article I - Purpose and Effective Date.................................   1

Article II - Definitions...............................................   1
        2.1   Account..................................................   1
        2.2   Board....................................................   1
        2.3   Code.....................................................   1
        2.4   Committee................................................   1
        2.5   Common Stock.............................................   1
        2.6   Company..................................................   1
        2.7   Employee.................................................   1
        2.8   Exchange Act.............................................   2
        2.9   Fair Market Value........................................   2
        2.10  Participant..............................................   2
        2.11  Plan.....................................................   2
        2.12  Purchase Right...........................................   2
        2.13  Purchase Right Period....................................   2
        2.14  Shareholders.............................................   3
        2.15  Subsidiary...............................................   3

Article III - Eligibility and Participation............................   3
        3.1   Eligibility..............................................   3
        3.2   Payroll Withholding......................................   3
        3.3   Limitations..............................................   4
        3.4   Granting of Purchase Rights..............................   4
        3.5   Establishment of Accounts................................   5

Article IV - Purchase Rights...........................................   5
        4.1   Termination of Purchase Rights...........................   5
        4.2   Exercise of Purchase Rights..............................   6
        4.3   Termination Event........................................   6
        4.4   Non-Transferability of Purchase Rights...................   7

Article V - Common Stock...............................................   7
        5.1   Shares Subject to Plan...................................   7
        5.2   Adjustment Upon Changes in Capitalization................   7

Article VI - Plan Administration.......................................   7
        6.1   Administration...........................................   7

        6.2   Indemnification..........................................   8

Article VII - Amendment and Termination................................   8
        7.1   Amendment and Termination................................   8
        7.2   Shareholders Approval....................................   9

Article VIII - Miscellaneous Matters...................................   9
        8.1   Uniform Rights and Privileges............................   9
        8.2   Application of Proceeds..................................   9
        8.3   Notice of Disqualifying Disposition......................   9
        8.4   No Additional Rights.....................................   9
        8.5   Governing Law............................................  10

                                                                   EXHIBIT 10.10

                    DATA PROCESSING RESOURCES CORPORATION

                        EMPLOYEE STOCK PURCHASE PLAN



                                  ARTICLE I
                          PURPOSE AND EFFECTIVE DATE


     The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of Data Processing Resources Corporation or any Subsidiary who maintains the Plan in order to increase their proprietary interest in the success of the Company.

     The effective date of the Plan is October 1, 1996.



                                  ARTICLE II
                                  DEFINITIONS

     Whenever capitalized in the text, the following terms shall have the meanings set forth below.

     2.1  "Account" shall mean the account established pursuant to Section 3.5
           -------
to hold a Participant's contributions to the Plan.

     2.2  "Board" shall mean the Board of Directors of Data Processing
           -----
Resources Corporation.

     2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

     2.4  "Committee" shall mean the Board of Data Processing Resources
           ---------
Corporation or a committee designated by the Board to administer the Plan. The Board may appoint and remove members of the Committee at any time.

     2.5  "Common Stock" shall mean the common stock of Data Processing
           ------------
Resources Corporation.

     2.6  "Company" shall mean Data Processing Resources Corporation, a
           -------
California corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

     2.7  "Employee" shall mean any person who is treated as an employee of
           --------
the Company for purposes of the Code, including, but not limited to, all technical consultants who are treated as employees of the Company. This term does not include members of the Board unless they are employed by the Company in a position in addition to their duties as directors.

     2.8  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

     2.9  "Fair Market Value" of Common Stock shall be determined in
           -----------------
accordance with the following rules.

          (a) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

          (b) If not listed or admitted to trading on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

          (c) If not included in the Nasdaq National Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq Stock Market, or any comparable system on that day.

          (d) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

If the markets were closed on the day in question, the Fair Market Value shall be determined as of the last preceding day on which they were open.

     2.10  "Participant" shall mean an Employee who has been granted a
            -----------
Purchase Right under the Plan.

     2.11  "Plan" shall mean the Data Processing Resources Corporation
            ----
Employee Stock Purchase Plan.

     2.12  "Purchase Right" shall mean a right to purchase Common Stock
            --------------
granted pursuant to the Plan.

     2.13  "Purchase Right Period" shall mean the following periods:
            ---------------------

          (a)  February 1 through April 30;

          (b)  May 1 through July 31;

          (c)  August 1 through October 31; and

          (d)  November 1 through January 31.

     Notwithstanding the above, the first Purchase Right Period shall commence on December 1, 1996 and shall end on January 31, 1997.

     2.14  "Shareholders" shall mean the holders of Common Stock.
            ------------

     2.15  "Subsidiary" shall mean any corporation (other than the Company)
            ----------
in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



                                  ARTICLE 2I
                         ELIGIBILITY AND PARTICIPATION

     3.1  Eligibility.
          -----------

          (a) All Employees who have worked for the Company for six (6) months are eligible to participate in the Plan. For this purpose, an employee will be considered to have worked for the Company for six (6) months if he or she has completed at least twenty-four (24) complete weeks of employment with the Company, not necessarily consecutive, in any twenty-six (26) week period, aggregating all separate periods of employment in such twenty-six
     (26) week period.

          (b) No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee's ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).


     3.2  Payroll Withholding.
          -------------------

          (a) Employees who have satisfied the eligibility conditions of Section
     3.1 above may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Committee on which they designate:

               (i) The dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than twenty dollars ($20) per week or eighty dollars ($80) per month; and/or

               (ii) The amount of funds, if any, which they will deposit at the beginning of the Purchase Right Period for the purchase of Common Stock.

          (b) Once chosen, the rate of contributions for a Purchase Right Period cannot be decreased or increased without terminating the Purchase Right. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that he or she failed to make while on a leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

     3.3  Limitations.
          -----------

          (a) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock under the Plan at a rate that exceeds six thousand two hundred fifty dollars ($6,250) per Purchase Right Period or twenty-five thousand dollars ($25,000) per calendar year, determined in accordance with Code Section 423(b)(8). No proration of the twenty-five thousand dollar ($25,000) amount is required if the Plan was not in existence for entire calendar year.

          (b) The twenty-five thousand dollar ($25,000) limitation shall apply to the Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries.

          (c) These dollar limitations apply to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

     3.4  Granting of Purchase Rights.
          ---------------------------

          (a) The price at which each share covered by a Purchase Right will be purchased will in all instances be the lesser of:

               (i) One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

               (ii) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

          (b) Notwithstanding the provisions of Paragraph (a) above, in no event will a Participant be entitled to purchase more than ten thousand (10,000) shares in a single Purchase Right Period.

          (c) Any Participant contributions in excess of those needed to purchase the maximum number of shares determined under Paragraph (a) above will either be applied to the next Purchase Right Period or be refunded, pursuant to the rules of Section 4.2(d) below.

     3.5  Establishment of Accounts.
          -------------------------

          (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

          (b) No interest will be earned on those contributions.

          (c) A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 4.1 below.

                                  ARTICLE IV
                                PURCHASE RIGHTS


     4.1  Termination of Purchase Rights.
          ------------------------------

          (a) A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting written notice to the Company. The Participant's Purchase Right shall terminate upon his or her withdrawal from the Plan.

          (b) A Purchase Right shall terminate automatically if the Participant holding the Purchase Right:

               (i) Ceases to be employed by the Company for any reason for more than ninety (90) days; or

               (ii) Is on a leave of absence in excess of ninety (90) days, unless the Participant's rights to reemployment are guaranteed by statute or contract.

          (c) Upon the termination of a Purchase Right, all amounts held in the Participant's Account shall be refunded to the Participant no later than ninety (90) days after the date of termination.

          (d) Notwithstanding the above provisions of this Section 4.1, in the event that a Participant ceases making contributions during a Purchase Right Period, the Participant may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period. However, in no event can a Participant:

               (i) Reduce (but not eliminate) his or her contributions during a Purchase Right Period; or

               (ii) Suspend his or her contributions and recommence making them in the same Purchase Right Period, unless due to a leave of absence.

     4.2  Exercise of Purchase Rights.
          ---------------------------

          (a) Unless previously terminated, Purchase Rights will be exercised automatically on the last day of the Purchase Right Period.

          (b) Except as provided in Section 3.2(b) above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds:

               (i) Deposited at the beginning of a Purchase Right Period; and/or

               (ii) Accumulated through payroll deductions made during the Purchase Right Period.

          (c) If the amount in the Participant's Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

          (d) If the balance of the Participant's Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be applied to the next Purchase Right Period, unless the Participant elects to receive a refund in accordance with rules and procedures prescribed by the Committee.

          (e) The Company, at its option may either (i) issue stock certificates to each individual purchaser for the whole number of shares of Common Stock or (ii) issue one or more global stock certificates for the aggregate number of shares of Common Stock, and maintain records of the amount of Common Stock owned by each individual purchaser, as soon as practicable following the date of the exercise of the Purchase Right.

     4.3  Termination Event.
          -----------------
     The following provisions of this Section 4.3 shall apply, notwithstanding anything herein to the contrary.

          (a) A "Termination Event" shall be deemed to occur as a result of (i) a transaction in which the Company will cease to be an independent publicly-owned corporation or (i) a sale or other disposition of all or substantially all the assets of the Company.

          (b) All Purchase Rights shall be automatically exercised immediately preceding the Termination Event. In such an event, the Fair Market Value of the

     Common Stock on that date for purposes of Section 3.4(a)(ii) above shall be deemed to be the consideration paid for the Common Stock in the transaction.

     4.4  Non-Transferability of Purchase Rights.
          --------------------------------------

          A Purchase Right may not be assigned or otherwise transferred by a Participant other than by will and the laws of descent and distribution. During the lifetime of the Participant, the Purchase Right may be exercised only by the Participant.

                                   ARTICLE V
                                 COMMON STOCK


     5.1  Shares Subject to Plan.
          ----------------------

          (a) The maximum number of shares of Common Stock which may be issued under the Plan is two hundred fifty thousand (250,000) shares, subject to adjustment under Section 5.2 below.

          (b) If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right may again become subject to purchase under the Plan.

          (c) The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).


     5.2  Adjustment Upon Changes in Capitalization.
          -----------------------------------------

          A proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, recapitalization, reclassification, or other similar transaction (not constituting a Termination Event under Section 4.3 above).


                                  ARTICLE VI
                              PLAN ADMINISTRATION


     6.1  Administration.
          --------------

          (a) The Plan shall be administered by the Committee. The Committee shall have the authority to:

               (i)  Interpret the Plan;

               (ii) Prescribe rules and procedures relating to the Plan; and

               (iii) Take all other actions necessary or appropriate for the administration of the Plan.

          (b) A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

               (i) A majority of the members present at any meeting; or

               (ii) All of the members in writing without a meeting.

          (c) All decisions of the Committee shall be final and binding on all Participants.

          (d) No member of the Committee shall be liable for any action or inaction made in good faith with respect to the Plan or any Purchase Right granted under it.

     6.2  Indemnification.
          ---------------

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if:

               (i) It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

               (ii) The individual fails to assist the Company in defending against any such claim.

          (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.


                                  ARTICLE VII
                           AMENDMENT AND TERMINATION


     7.1  Amendment and Termination.
          -------------------------
          The Board may amend or terminate the Plan at any time by means of written action, except with respect to outstanding Purchase Rights.

     7.2  Shareholders Approval.
          ---------------------

          (a) No shares of Common Stock shall be issued under the Plan unless the Plan is approved by the Shareholders within twelve (12) months before or after the date of the adoption of the Plan by the Board.

          (b) If the Plan is not approved by the Shareholders within that time period, the Plan and all Purchase Rights issued under the Plan will terminate and all contributions will be refunded to the Participants. The approval by the Shareholders must relate to:

               (i) The class of individuals who may be Participants; and

               (ii) The aggregate number of shares to be granted under the Plan.

     If either of those items are changed, the approval of the Shareholders must again be obtained.


                                 ARTICLE VIII
                             MISCELLANEOUS MATTERS

     8.1  Uniform Rights and Privileges.
          -----------------------------
             The rights and privileges of all Participants under the Plan shall be the same.

     8.2  Application of Proceeds
          -----------------------
             The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

     8.3  Notice of Disqualifying Disposition.
          -----------------------------------

          A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

     8.4  No Additional Rights.
          --------------------

          (a) Neither the adoption of this Plan nor the granting of any Purchase Right shall:

               (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

               (ii) Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

          (b) No Participant shall have any rights as a Shareholder with respect to shares covered by a Purchase Right until the time at which the Fair Market Value of the Common Stock is determined on last day of the Purchase Right Period in which the shares were purchased.

          (c) No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Purchase Right.

     8.5  Governing Law.
          -------------

          (a) The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of California.

          (b) The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 423.

     To signify its adoption of the Plan, the Company has caused its execution.


                              Data Processing Resources Corporation,
                              a California corporation


                              By: /s/ Michael A. Piraino
                                 ---------------------------------------------

                              Its: Senior Vice President and
                                   -------------------------------------------
                                   Chief Financial Officer
                                   -------------------------------------------

                              Date: September 17, 1997
                                   -------------------------------------------